SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2011, between InspireMD, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser (the “Offering”), and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Acquired Shares” shall have the meaning ascribed to such term in Section 4.15.

“Additional Listing Shares” shall have the meaning ascribed to such term in Section 4.10.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, New York, New York 10112.

“Contingency Issuance” shall have the meaning ascribed to such term in Section 4.15.

“Contingency Shares” shall have the meaning ascribed to such term in Section 4.15.

“Dilution Adjustment” shall have the meaning ascribed to such term in Section 4.14.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

 “Escrow Agent” means Grushko & Mittman, P.C., with offices at 515 Rockaway Avenue, Valley Stream, New York 11581.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Palladium Capital Advisors, LLC pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” shall mean the Share Exchange Agreement, dated as of December 29, 2010, by and among the Company, InspireMD Ltd., a company incorporated under the laws of the state of Israel (“InspireMD Ltd.”), and the shareholders of InspireMD Ltd. that are signatory thereto, as amended to date and attached hereto as Exhibit F.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to the Stock Option Plan in an amount not to exceed 9,468,100 in the aggregate (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Closing Date), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (c) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and listed on Schedule 3.1(g), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities and (d) securities issued (other than for cash) in connection with a synergistic merger, acquisition, or consolidation of all or substantially all of the assets, securities or business division of another entity.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA Approvals” shall have the meaning ascribed to such term in Section 3.1(oo).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“GM” means Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581.

“Harvard Trials” shall have the meaning ascribed to such term in Section 3.1(oo).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Irrevocable Transfer Agent Instructions” means the instruction letter to the Transfer Agent, a form of which is annexed hereto as Exhibit C.

“Israeli Counsel” means Karfi Leibovich Lawyers.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Default” shall have the meaning ascribed to such term in Section 4.10.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Offering” shall have the meaning ascribed to such term in the Preamble.

“Palladium” shall have the meaning ascribed to such term in Section 3.1(g).

“Per Share Purchase Price” equals $1.50, subject to appropriate adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Protection Period” shall have the meaning ascribed to such term in Section 4.14.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

 “Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

 “Removal Date” means the date that all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(q).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange” shall have the meaning ascribed to such term in Section 2.2(a)(v).

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Option Plan” means the Stock Option Plan, the form of which is annexed hereto as Exhibit D.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable and with regard to future events, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Super 8-K” means the draft Form 8-K substantially and materially in the form annexed hereto as Exhibit E.

“Surrendered Notes” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Columbia Stock Transfer Company, the current transfer agent of the Company, with a mailing address of 601 E. Seltice Way, Suite 202, Post Falls, ID 83854, and a facsimile number of (208) 777-8998, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers holding a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a 5-year term of exercise, in the form of Exhibit A  attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase Shares and Warrants for up to an aggregate of $20,000,000 but not less than $9,000,000. Prior to the Closing, each Purchaser shall deliver to the Escrow Agent such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser by either (a) a wire transfer of immediately available funds or delivery of a certified check, to be held in a non-interest-bearing escrow account, or (b) surrender of an original instrument (or instruments), duly endorsed for transfer, evidencing indebtedness of the Company or any Subsidiary to such Purchaser equal to such Purchaser’s Subscription Amount (each, a “Surrendered Note”), or a combination thereof equal to such Purchaser’s Subscription Amount, and the Company shall, not later than forty-five (45) calendar days following the Closing Date, deliver to each Purchaser its respective Shares and a Warrant, as determined pursuant to Section 2.2(a). The Company and each Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of GM or such other location as the parties shall mutually agree.

2.2          Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           (x) this Agreement duly executed by the Company and (y) the Escrow Agreement duly executed by the Company;

(ii)          a legal opinion of Company Counsel and Israeli Counsel, substantially in the forms of Exhibit B-1 and Exhibit B-2, respectively, attached hereto;

(iii)         a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)         a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of such Purchaser’s Shares, with an exercise price equal to $1.80, subject to adjustment therein;

(v)             a certificate signed by the Company’s CEO and CFO, to and for the benefit of the Purchasers that a closing occurred under the Exchange Agreement on the unamended terms of the Exchange Agreement without waiver by any party thereto of any conditions or term thereof (the “Share Exchange”); and

(vi)             a copy of the Irrevocable Instructions to Transfer Agent countersigned by the Transfer Agent.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i)          this Agreement duly executed by such Purchaser; and

(ii)         to Escrow Agent, such Purchaser’s Subscription Amount by wire transfer or certified check to the account specified in the Escrow Agreement.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)      the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement;

(iv)           a closing shall have occurred on the terms and conditions described in the Exchange Agreement without any amendment thereto or waiver thereof; and

(v)    the Company shall have received executed signature pages to this agreement from Purchasers showing an agreement to purchase at least an aggregate of $9,000,000 of Shares and Warrants hereunder and the Escrow Agent shall have received at least an aggregate of $9,000,000 in corresponding Subscription Amounts from such Purchasers in either cash, Surrendered Notes or a combination thereof.

(b)             The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) a closing shall have occurred on the terms and conditions described in the Exchange Agreement without any amendment thereto or waiver thereof;

(vi)       from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(vii)        the Company shall have received executed signature pages to this agreement from Purchasers showing an agreement to purchase at least an aggregate of $9,000,000 of Shares and Warrants hereunder and the Escrow Agent shall have received at least an aggregate of $9,000,000 in corresponding Subscription Amounts from such Purchasers in either cash, Surrendered Notes or a combination thereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the Closing Date (subject to the qualification that all representations and warranties in this Article III that relate to, may relate to, or may pertain to information possessed by the Company prior to consummation of the Share Exchange are qualified solely to the extent of the Company’s knowledge, with such knowledge being based solely on a review of Saguaro Resources, Inc.’s SEC Reports; provided, that the foregoing shall in no way qualify or limit the Company’s representations and warranties that relate to, may relate to, or pertain to information possessed by InspireMD Ltd., a Subsidiary of the Company):

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, a majority of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in:  (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except:  (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, state and foreign securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign or domestic federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement and (ii) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents and Liens resulting from the activities of any Purchaser. The Company has reserved from its duly authorized capital stock the maximum stated number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the Exchange Agreement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents (including, but not limited, under Sections 4.9 and 4.14 hereof). Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The only stock option or similar plan applicable to the Company is the Stock Option Plan. Except as set forth on Schedule 3.1(g), the Subsidiaries do not have any stock option or similar plans. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.  The Company represents that based on the capitalization of the Company immediately prior to Closing, the minimum aggregate Subscription Amount of $9,000,000 will acquire an amount of Common Stock equal to not less than 10% of the outstanding shares of Common Stock of the Company on a fully diluted basis but exclusive of Common Stock issuable pursuant to the Stock Option Plan, any warrants issuable to Palladium Capital Advisors, LLC (“Palladium”) in connection with the Offering, as disclosed in Schedule 3.1(s), and warrants to issue up to 2,500,000 shares of Common Stock that will be issued immediately following the Closing  (i.e. $85,000,000 pre-money valuation).

(h)          Super 8-K; Financial Statements. The Super 8-K, upon its filing, will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Super 8-K comply with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Super 8-K, except as specifically disclosed in Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made or is described in the Super 8-K.

(j)           Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), nor is there any reasonable basis for any of the foregoing.  Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company, nor is there any reasonable basis for any of the foregoing. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in (i) compliance with all foreign laws and regulations relating to worker classification, employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (ii) material compliance with all U.S. federal, state and local and foreign laws and regulations relating to worker classification, employment and employment practices, terms and conditions of employment and wages and hours.

(l)           Compliance.  Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any material judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any material statute, rule, ordinance or regulation of any governmental authority, including without limitation all material foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in the case of clause (i) as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as actually conducted and as described in the Super 8-K (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material intellectual properties. All past and present founders, members of management, employees and consultants of the Company and each of its Subsidiaries that are engaged in research and development activities or that could be reasonably expected to make or conceive developments and inventions, have executed and delivered to the Company or applicable Subsidiary a binding written agreement assigning to the Company or the applicable Subsidiary all developments and inventions of such employee or consultant.  No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and no governmental entity, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property.

(p)           Insurance.  The Company and the Subsidiaries are insured against such losses and risks and in such amounts, and by such insurers, as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance of not less than $5,000,000 and product liability insurance of not less than $5,000,000 or as otherwise mandated by any contractual obligations of the Company or any of its Subsidiaries.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the Company’s filings with the Commission under the Securities Act and the Exchange Act, which shall be deemed to include the Super 8-K (collectively, the “SEC Reports”) and Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)         Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened, nor is there any reasonable basis for any of the foregoing.

(s)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than Palladium, as set forth on Schedule 3.1(s), which fees shall be paid on the Closing Date.  On the Closing Date, the Company will pay the fees set forth on Schedule 3.1(s).  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents other than as a result of an agreement or other arrangement entered into by a Purchaser with a third party broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to such Purchaser’s activities in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)           Registration Rights.   No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)          Listing and Maintenance Requirements.  The Company has not, in the twenty-four (24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(x)           Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Disclosure Schedules and the Super 8-K, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business) (and the Company represents that the aggregate amount of all liabilities for borrowed money or amounts owed equal to or less than $100,000 does not exceed $1,000,000), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)        Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in payments, fines or penalties in excess of $100,000 in the aggregate, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and sales and all foreign income, sales and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)         No General Solicitation.  Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)        Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds or for the benefit of the Company or any of its Subsidiaries, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules. To the knowledge and belief of the Company after reasonable investigation, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ff)             No Disagreements with Accountants and Lawyers.  Except as set forth on Schedule 3.1(ff), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)        Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)        Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities in accordance with all applicable laws at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(jj)           Stock Option Plans.  Except as set forth on Schedule 3.1(jj), as of the Closing Date, no stock options have been granted, nor any commitments made to grant stock options, under the Stock Option Plan, and neither the Company nor any Subsidiary has ever had an option plan other than the Stock Option Plan.

(kk)         Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ll)             Translations.  All translations provided to the Purchasers in connection with the transactions contemplated by any of the Transaction Documents are complete and accurate English language translations of the original.

(mm)             Health Regulatory Matters.  The Company and its Subsidiaries have complied in all material respects with all statutes and regulations related to the research, manufacture and sale of medical device products to the extent applicable to the Company’s and its Subsidiaries’ activities. Items manufactured or under investigation by the Company and its Subsidiaries comply with all applicable manufacturing practices regulations and other requirements established by government regulators in the jurisdictions in which the Company or its Subsidiaries manufacture their products. To the Company’s knowledge, it is not and its Subsidiaries are not the subject of any investigation by any competent authority with respect to the development, testing, manufacturing and distribution of their products, nor has any investigation, prosecution, or other enforcement action been threatened by any regulatory agency. Neither the Company nor any of its Subsidiaries has received from any regulatory agency any letter or other document asserting that the Company or any Subsidiary has violated any statute or regulation enforced by that agency with respect to the development, testing, manufacturing and distribution of their products. To the Company’s knowledge, research conducted by or for the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements. To the Company’s knowledge, research involving human subjects conducted by or for the Company and its Subsidiaries has been conducted in compliance in all respects with all applicable statutes and regulations governing the protection of human subjects and not involved any investigator who has been disqualified as a clinical investigator by any regulatory agency or has been found by any agency with jurisdiction to have engaged in scientific misconduct.

(nn)             Business Activities.  To the Company’s knowledge, the Company has not engaged in any business activities prior to the Share Exchange other than as set forth in the SEC Reports.

(oo)             Estimated Costs.  Based upon the Company’s current projections, and subject to change, the Company believes that it will be required to spend $3.4 million during the first two years following the Closing on (i) the completion of the “MGuard Stent System Clinical Trial in Patients with Acute Myocardial Infarction” to be performed by Harvard Clinical Research Institute, Inc. (the “Harvard Trials”) and (ii) obtaining the approval of the United States Food and Drug Administration for the sale of the Company’s products in the United States (the “FDA Approvals).

3.2          Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all proprietary and non-public disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(g)           Disclosure of Information.  Such Purchaser has had the opportunity to receive all additional information related to the Company requested by it and to ask questions of, and receive answers from, the Company regarding the Company and the terms and conditions of this offering of the Securities.  Such Purchaser has also had access to copies of the SEC Reports.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of the Shares are included in or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Shares and Warrant Shares (and the Purchaser provides the Company or the Company’s counsel with any reasonable certifications requested by the Company with respect to future sales of such Shares or Warrant Shares) or the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information and any other limitations or requirements set forth in Rule 144 or if a legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Shares will be reissued without the legend and Warrant Shares shall be issued free of all legends. The Company agrees that following the Removal Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent (such seventh Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser if the Transfer Agent is then a participant in such system and either (i) there is an effective registration statement permitting the resale of such Securities by the Purchaser (and the Purchaser provides the Company or the Company’s counsel with any requested certifications with respect to future sales of such Securities) or (ii) the shares are eligible for resale by the Holder without may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) of the Securities Act.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day seven (7) Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2           Furnishing of Information; Public Information.

(a)           The Company agrees to cause the Common Stock to be registered under Section 12(b) or 12(g) of the Exchange Act on or before the 270th calendar day following the date of this Agreement.  Until the earliest of the time that (i) no Purchaser owns Securities, (ii) the Warrants have expired, or (iii) five (5) years after the Closing Date, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time during the period commencing from the 12-month anniversary of the date hereof and ending 24 months after the Closing Date, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments”.  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred, and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c)          The provision of Sections 4.2(a) and (b) shall not apply after (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

4.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall file the Super 8-K, including the Transaction Documents as exhibits thereto, with the Commission not later than the fourth Trading Day after the Closing Date.  From and after the filing of the Super 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except:  (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission, and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6           Use of Proceeds.  The Company currently intends to use the net proceeds from the sale of the Securities hereunder for the purposes set forth on Schedule 4.6 attached hereto, subject to general market conditions; provided, however, that the Company agrees to segregate the amounts set forth on Schedule 4.6 attached hereto for the purpose of (i) completing the Harvard Trials and (ii) the FDA Approvals; provided, further, that except as set forth on Schedule 4.6, the Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of the law, including FCPA or OFAC or (e) for the development of new products not substantially related to the Company’s current products in production or development as of the date hereof.

4.7           Indemnification of Purchasers.   Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such Purchaser Party’s counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.8          Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.9        Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until at least three years after the Closing Date and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until three years after the Closing Date. The Company undertakes to obtain a listing of the Common Stock on a Trading Market other than the OTC Bulletin Board within 270 days after the Closing Date. Upon the attainment of such listing, the OTC Bulletin Board shall not thereafter be a Trading Market. In the event the Company fails to obtain such listing within 270 days after the Closing Date (a “Listing Default”), the Company shall promptly, but not later than the 280th day after the Closing Date, issue and deliver to each Purchaser additional shares of Common Stock (“Additional Listing Shares”) in an amount equal to ten percent (10%) of the Shares acquired by each such Purchaser on the Closing Date. The Additional Listing Shares will be deemed issued pursuant to this Agreement and the holder of the Additional Listing Shares is granted all of the rights and benefits of the Holder of the Shares.

4.10        Subsequent Equity Sales and Issuances.

(a)          From the date hereof until the first anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b)             Until twelve (12) months after the Closing Date, the Company shall not increase the number of shares available for issue under the Stock Option Plan, amend the Stock Option Plan, reprice any outstanding stock options (except for appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Closing Date), nor issue any options or shares under the Stock Option Plan in an aggregate amount in excess of an amount of shares equal to fifteen percent (15%) of the amount of Common Stock outstanding immediately following the Closing nor grant any options with an exercise price lower than the fair market value of the Common Stock on the date of grant, except with respect to options that the Company or any of its Subsidiaries are contractually obligated to issue on the date hereof at a lower price, which are described on Schedule 4.10.

4.11         Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13        Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.14           Purchase Price Reset. Until 36 months following the Closing Date (the “Protection Period”), in the event that the Company issues or sells any shares of Common Stock or any Common Stock Equivalent pursuant to which shares of Common Stock may be acquired at a price less than the Per Share Purchase Price (adjusted as described in Section 5.22), then the Company shall promptly issue additional shares of Common Stock to each Purchaser, for no additional consideration, in an amount sufficient that the Per Share Purchase Price paid hereunder, when divided by the total number of Shares issued to each such Purchaser will result in an effective Per Share Purchase Price paid by each such Purchaser hereunder equal to the Per Share Purchase Price multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of additional shares of Common Stock so issued would purchase at the Per Share Purchase Price; and (B) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue plus (y) the number of such additional shares of Common Stock so issued (such adjustment, a “Dilution Adjustment”). Such Dilution Adjustment shall be made successively whenever such an issuance is made. Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance. Moreover, in the event that the Company consummates a financing during the Protection Period pursuant to which the Company sells shares of Common Stock in one transaction or series of related transactions at a price per share greater than the Per Share Purchase Price (adjusted as described in Section 5.22) to one or more Persons (other than an Affiliate of the Company or any Subsidiary) that results in aggregate gross proceeds to the Company of at least $5,000,000 and does not provide the investors in such financing with any price protection similar to that provided in this Section 4.14, this Section 4.14 shall become void and of no further effect and the Purchasers shall not be entitled to any future Dilution Adjustments hereunder.

4.15           Dilution Protection.  The Company agrees that in the event the Company issues any shares of Common Stock with regard to certain matters previously disclosed to the Purchasers (each, a “Contingency Issuance”), the Company shall immediately thereafter issue to each Purchaser such number of new shares of Common Stock (the “Contingency Shares”), for no additional consideration, as would cause the sum of (a) shares of Common Stock acquired hereunder by such Purchaser (the “Acquired Shares”) and (b) the Contingency Shares to represent the same percentage of the Company’s outstanding Common Stock as the Acquired Shares represented immediately prior to such Contingency Issuance (assuming such Purchaser has not disposed of any Acquired Shares since the Closing). For instance, if a Purchaser originally acquired 100,000 shares of Common Stock hereunder, and the Company later did a Contingency Issuance of 50,000 shares of Common Stock at a time when (i) such Purchaser held only 75,000 shares of the 100,000 shares of Common Stock originally purchased hereunder and (ii) the Company had 1,000,000 shares of Common Stock issued and outstanding immediately prior to the Contingency Issuance, the Company would issue such Purchaser an additional 4,055 shares of Common Stock pursuant to this Section 4.15.

4.16           Registration Limitation.  Until the 12 month anniversary of the filing of the Super 8-K, the Company will not file a registration statement with the Commission nor any state securities administrator to cause the registration of any Common Stock held by any officer, director, or Affiliate of the Company, nor any holder of five percent (5%) or more of the Common Stock as of the Closing Date, nor in relation to any Common Stock owned by the foregoing or which they have a right to receive pursuant to the Exchange Agreement or otherwise, except in connection with a primary underwritten offering of the Company’s Common Stock, approved by the underwriters of such primary offering.

4.17           FDA and Harvard. The Company agrees to use all commercially reasonable efforts to complete the Harvard Trials and the FDA Approvals.

ARTICLE V.
MISCELLANEOUS

5.1         Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice given at any time to the Company, if the Closing has not been consummated on or before April 1, 2011; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).  In the event of any termination by a Purchaser under this Section 5.1, the Company shall promptly (and in any event within two (2) Business Days of such termination) send a Subscription Termination Notice (as defined in the Escrow Agreement) to the Escrow Agent with respect to all of such Purchaser’s subscription amount.

5.2         Fees and Expenses.  Except as expressly set forth in the Transaction Documents and on Schedule 3.1(s) to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. Upon the execution of this Agreement, the Company agrees to pay all reasonable fees and disbursements of Bingham McCutchen LLP, counsel to Osiris Investment Partners, LLC, up to a maximum of $30,000, incurred in connection with the negotiation, preparation, execution and delivery of the Transaction Documents; provided, however, that if Osiris Investment Partners, LLC fails to invest in the Offering other than as a result of the Company’s failure to satisfy the conditions to Closing set forth in Section 2.3(b) hereof and a Closing hereunder does not otherwise occur with any Purchaser, the Company shall not be obligated to pay any fees and disbursements of Bingham McCutchen LLP, counsel to Osiris Investment Partners, LLC. Bingham McCutchen LLP does not represent any of the other Purchasers and represents only Osiris Investment Partners, LLC.

5.3         Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least [fifty-one percent (51%)]. in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that none of the conditions in Section 2.3(b) may be waived, modified, supplemented or amended as against any one Purchaser without the prior written consent of such Purchaser; and provided, further than all waivers, modifications, supplements or amendments effected by less than all Purchasers impact all Purchasers in the same fashion.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then in addition to the obligations of the Company under Section 4.6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through GM.  GM does not represent any of the Purchasers and only represents Palladium Capital Advisors LLC.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.18         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19         Saturdays, Sundays, Holidays, etc.     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22              Equitable Adjustment.  Warrant exercise price, amount of Additional Listing Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted to offset the effect of stock splits, similar events and as otherwise described in this Agreement and Warrants.  The purchase price of Shares, the exercise price of the Warrants and references to amounts of Common Stock in the Transaction Documents and Super 8-K give effect to a 2.75 for 1 forward split of the Common Stock effectuated immediately prior to the closing under the Exchange Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INSPIREMD, INC.		Address for Notice:

By:	/s/ Ofir Paz	InspireMD, Inc.
Name:	Ofir Paz	3 Menorat Hamor Street
Title:	Chief Executive Officer	Tel Aviv, Israel
Attn: Chief Executive Officer
With a copy to (which shall not constitute notice):		Fax: +972-3-6917691

Haynes and Boone, LLP
30 Rockefeller Plaza
New York, New York 10112
Attn: Rick A. Werner, Esq.
Tel: (212) 659-7300
Fax: (212) 884-8234

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO INSPIREMD, INC.
SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _________________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________________

Name of Authorized Signatory: _______________________________________________________

Title of Authorized Signatory: ________________________________________________________

Email Address of Purchaser: _________________________________________________________

Facsimile Number of Purchaser: _____________________________________________________

Address for Notice of Purchaser: _____________________________________________________

________________________________________________________________________________

Address for Delivery of Common Stock and Warrants for Purchaser (if not same as address for notice):

_____________________________________________________________________________

_____________________________________________________________________________

Cash Purchase Price: US$ _______________________________

Surrendered Note Purchase Price: US$ _______________________________

EIN Number, if applicable, will be provided under separate cover: ________________________

COMPANY DISCLOSURE SCHEDULE

in connection with the

SECURITIES  PURCHASE AGREEMENT

dated as of

March 31, 2011

by and among

INSPIREMD, INC.

and

THE PURCHASERS LISTED ON THE SIGNATURE PAGES ATTACHED THERETO

No disclosure of any item in these Schedules shall be construed as an admission that such item is material. These Schedules are intended to limit and not expand the scope of the representations, warranties and covenants contained in the Agreement. Information contained in these Schedules is not necessarily limited to the information required to be reflected in this Schedule and such additional information is included for informational purposes only. Disclosure of any item in any section of these Schedules shall be deemed disclosure with respect to all applicable sections provided it is reasonably apparent on its face that the disclosure is responsive to the representation to which such other section relates.

SCHEDULE 3.1(a)

SUBSIDIARIES

InspireMD Ltd.

InspireMD GmbH

SCHEDULE 3.1(g)

CAPITALIZATION

Capitalization

The authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding; (ii) 125,000,000 shares of Common Stock, of which (A) 50,666,000 shares are issued and outstanding; (B) 15% the amount of Common Stock outstanding immediately following the Closing are reserved for issuance pursuant to the Stock Option Plan, including 6,795,584 shares issuable pursuant to outstanding awards under the Stock Option Plan; (C) 811,186 shares reserved for issuance pursuant to stock options issued outside of the Stock Option Plan and (D) 3,514,500 shares reserved for issuance pursuant to outstanding warrants.

Recently Issued Stock Options

Since September 30, 2010, InspireMD Ltd. issued the following stock options:

•	365,220 options at an exercise price of $1.23 per share to an employee.

•	43,891 options at an exercise price of $1.23 per share to several intermediaries.

•	2,435 options at an exercise price of $0.45 per share to an intermediary.

•	9,674 options at an exercise price of 0.001 NIS per share to a law firm in exchange of legal services (instead of cash payment).

Commitments to Grant Options

We have agreed to make the following option grants in the future:

(a) To five customers, subject to the achievement of certain sales targets in 2011.

Name	No. of Options	Exercise Price	Vesting Schedule
Angiocor	81,160-162,320	1.23	Fully vested on grant
Kardia	40,580-81,160	1.23	Fully vested on grant
Levbeth Medical	29,218-77,914	1.23	Fully vested on grant
Nabiqasim Industries	81,160-162,320	1.23	Fully vested on grant
Medista G. Stavrakakis	40,580-81,160	1.23	Fully vested on grant
Total	272,698-564,874

(b) To several persons, which options have not yet received board approval

Name	No. of Options	Exercise Price	Vesting Schedule
Ron Ofek	18,261	1.23	Fully vested on grant
Gilad Goldenberg	24,348	1.23	Fully vested on grant
Elias Sanksteliskis	18,261	1.23	Fully vested on grant
Eyal Weinstein	81,160	1.23	Fully vested on 7/28/11
Moti Mor	81,160	1.23	Fully vested on 7/28/11
Michey Olsher	40,580	1.23	Over three years
Bruno Vandelanotte	81,160	1.23	Over three years
Total	344,930

(c) To several persons, which options were approved by the board but not signed by the beneficiary:

Name	No. of Options	Exercise Price	Vesting Schedule
Hand Prod	48,696	1.23	Fully vested on grant
Adam Witkovski	8,116	1.23	Fully vested on grant
Robert Gil	8,116	1.23	Fully vested on grant
Raul Rosental	16,232	1.23	½ on grant, ½ over 8 quarters
Dr. Mirkin	24,348	1.23	Over three years
Karfi Leibovich Lawyers	19,356	0.003	Fully vested on grant
Total	124,864

Others Commitments

On July 22, 2010, InspireMD Ltd. issued convertible debentures in the aggregate principal amount of $1,580,000 that accrue interest at a rate of 8% per annum (the “Debentures”). The principal and interest under the Debentures accrue interest at an annual rate of 8% and are convertible into shares of Common Stock at a conversion price of $1.50. As of February 28, 2011, there was $1,658,000 of principal and interest outstanding under the Debentures which was convertible into 1,105,333 shares of Common Stock.

On January 4, 2011, InspireMD Ltd. entered into a loan agreement with a customer, pursuant to which InspireMD Ltd. received $100,000. This loan is convertible into 81,160 shares of Common Stock at the customer’s option.

The Company is obligated to issue up to 152,175 shares of Common Stock and options to purchase up to 19,357 shares of Common Stock, with an exercise price of $0.003 per share, to Karfi Leibovich Lawyers, in consideration of such firm’s representation of InspireMD Ltd. in connection with the lawsuits regarding Eftan Consulting and Investments Ltd. and Eric Ben-Mayor in the event of a favorable outcome to the Company.  See Schedule 3.1(j).

Affiliate Stock Holdings

See Super 8-K.

Stock Option Plan Description

See Super 8-K.

SCHEDULE 3.1(i)

MATERIAL CHANGES; UNDISCLOSED EVENTS, LIABILITIES OR DEVELOPMENTS

On July 22, 2010, InspireMD Ltd. issued the Debentures.

InspireMD Ltd. has submitted two applications for relief to the Israel Security Authority (the “ISA”):

•
According to Section 15 to the Israeli Security Law 1968 (the “ISL”), an offer or sale of securities to more than 35 parties during any 12 month period requires a filing of a prospectus to the ISA and delivery thereof to any purchasers. Since InspireMD Ltd. has more than 35 securities holders, the issuance of the Company’s securities to them as part of the Share Exchange transaction requires the filing of prospectus to ISA, as aforesaid. The Company has filed an application with the ISA for exemption from the requirement to file a prospectus with the ISA as aforesaid. On March 24, 2011, the ISA provided the Company with an oral approval to such application.

•
As noted above, Section 15 to the ISL requires the filing of a prospectus with the ISA and the delivery thereof to purchasers in connection with an offer or sale of securities to more than 35 parties during any 12 month period. InspireMD Ltd. has allegedly issued its securities to more than 35 investors during certain 12-month periods, ending in October 2008. InspireMD Ltd. has filed an application for “No action” with the ISA in connection with the foregoing. To date, the ISA has not provided any response to such application. The purchasers in such securities sales have no right to rescission of their purchasers, or other such refund.

InspireMD Ltd. has made the following equity issuances to directors and officers since its last audited financial statement as of December 31, 2009:

•	3 directors were issued 405,800 options at an exercise price of $1.23 per share. Those stock options are disclosed within the figures set forth in Schedule 3.1(g).

•
InspireMD Ltd. committed to issue to one additional director and the former chairman of the internal audit committee 162,320 stock options at an exercise price of $1.23 per share. Those stock options already appear as a commitment in Schedule 3.1(g).

InspireMD Ltd. issued 1,460,880 stock options to 3 officers at an exercise price of $0.0004 - $1.23 per share. These stock options are included in the disclosure set forth in Schedule 3.1(g).

SCHEDULE 3.1(j)

LITIGATION

1.	See Schedule 3.1(i).

2	De-Kalo Ben Yehuda and Associates Ltd.

Court of Agency:  Magistrate Court in Tel Aviv

Date Instituted:  March 24, 2009

Principal Parties: InspireMD Ltd. and De-Kalo Ben Yehuda and Associates Ltd.

Description:  A broker has made a claim alleging entitlement to a finder’s fee in connection with InspireMD Ltd. receiving a loan from Mizrahi Bank

Relief Sought:  578,996 NIS.

3.	Eric Ben Mayor

Court of Agency:  Regional Labor Court in Tel Aviv

Date Instituted:  Nov 2, 2010

Principal Parties:  Eric Ben Mayor vs. InspireMD Ltd.,  InspireMD GmbH, Ofir Paz(personally) and Dr. Asher Holzer (personally)

Description:  A former senior employee is claiming improper termination of employment and that InspireMD Ltd. owes him money for due salary and pension fund payments, vacation pay, sick days, severance pay, additional prior notice payment, commission for revenues and other types of funds received by InspireMD Ltd.

Relief Sought:  1,476,027 NIS plus compensation for holding back wages and options to purchase 2,029,000 shares of Common Stock at an exercise price of $0.001.

4.	Eftan Consulting and Investments Ltd.

Court of Agency:  District Court in Tel Aviv

Date Instituted:  November 3, 2010

Principal Parties:  Eftan Consulting and Investments Ltd. and InspireMD Ltd.

Description:  A former legal counsel of InspireMD Ltd. has alleged that according to an agreement between his wholly owned company and InspireMD Ltd. dated April 1, 2005, he is entitled to the amount of options as set forth below.

Relief Sought: Options to purchase 496,050 shares of Common Stock at an exercise price of 0.001 NIS. 371,981 of those stock options are currently set forth in Schedule 3.1(g).

5.	Eytan Keit

Court of Agency:  Regional Labor Court in Tel Aviv

Date Instituted:  Nov. 8, 2010

Principal Parties:  Eytan Keit vs. InspireMD Ltd.

Description:  A former legal advisor is claiming breach of employment promise made to him in July 2005

Relief Sought:  204,507 NIS.

6.	Ezra Berger and Mandarin Ltd.

Court of Agency:  Magistrate Court in Tel Aviv

Date Instituted: July 20, 2010

Principal Parties: Ezra Berger and Mandarin Ltd. vs. InspireMD Ltd.

Description:  Ezra Berger and Mandarin Ltd. allegedly financed a shipment of InspireMD Ltd’s stents to a distributor in Thailand. The distributor returned 41 stents of the stents to InspireMD Ltd. and the plaintiffs are now seeking reimbursement for these stents despite there being a no return policy in the distribution agreement.

Relief Sought:  81,900 NIS.

7.	MicroBank LLC & James D. Burchetta

Court of Agency:  N/A

Date Instituted :  June 25, 2010 - threat of legal action

Principal Parties:  MicroBank LLC vs. InspireMD Ltd.

Description:  MicroBank LLC and James D. Burchetta claims that InspireMD Ltd. owes them a finder’s fee in connection with the sale of the Debentures and the Offering due to their claim to having introduced InspireMD Ltd. to Palladium Capital Advisors.

Relief Sought:  $1,000,000 and 9% in equity.

8.	Pires & Tarsis

Court of Agency:  Magistrate Court in Tel Aviv

Date Instituted:  February 10 ,2011

Principal Parties:  Pires & Tarsis vs. InspireMD Ltd.

Description:  Pires & Tarsis claims that InspireMD Ltd.’s breached a Finder’s Fee Agreement between the parties by improperly terminating it. InspireMD Ltd. claims that Pires & Tarsis misled InspireMD Ltd. into believing that Pires & Tarsis initially introduced InspireMD Ltd.’s Brazilian distributor of InspireMD Ltd. As InspireMD Ltd. believe this was not the case, it claims that Pires & Tarsis is not entitled to any future payments related to any sale of InspireMD Ltd’s stents to such distributor. InspireMD Ltd. is also seeking the return of $28,800 payment that was paid to Pires & Tarsis by InspireMD Ltd. for the first shipment of InspireMD Ltd.'s stents to such distributor.

Relief Sought:  1,200,000 NIS.

SCHEDULE 3.1(k)

LABOR RELATIONS

See Schedule 3.1(j).

SCHEDULE 3.1(l)

COMPLIANCE

See Schedule 3.1(i).

SCHEDULE 3.1(n)

TITLE TO ASSETS

In connection with its loan agreement with Bank Mizrahi Tefahot Ltd., the Company has granted Bank Mizrahi a lien on a $250,000 cash deposit.

SCHEDULE 3.1(p)

INSURANCE

Neither the Company nor its Subsidiaries have insurance for operational losses and for insurance against inventory theft in Israel.

SCHEDULE 3.1(s)

CERTAIN FEES

As consideration for serving as the Company’s placement agent in the Offering, the Company has agreed to pay Palladium Capital Advisors, LLC’s a fee equal to 7% of the aggregate purchase price of the Shares and Warrants sold to Purchasers and to issue Palladium Capital Advisors a five-year warrant to purchase 6% of the number of shares of Common Stock on which the cash fee is payable, at an initial exercise price of $1.80 per share, with terms identical to the warrants issued to investors in the Offering.

SCHEDULE 3.1(aa)

SOLVENCY

As of February 28, 2011, InspireMD Ltd. had the following liabilities for borrowed money or amounts in excess of $100,000:

•	Loan from Bank Mizrahi Tefahot Ltd. in the amount of $375,000

•	Advanced payments from customers in the amount of $350,000

•	Employee retirement payment obligations in the amount of $150,000

•	Debentures in the amount of $1,655,000

•	Employees rights, institutions, provisions, taxes and others in the amount of $700,000

•	Expenses payable in the amount of $415,000

SCHEDULE 3.1(ee)

ACCOUNTANTS

The Company’s accounting firm is Kesselman & Kesselman, Certified Public Accountants, a member of  PricewaterhouseCoopers International Limited.

SCHEDULE 3.1(ff)

NO DISAGREEMENTS WITH ACCOUNTANTS AND LAWYERS

InspireMD Ltd. is currently disputing 188,000 NIS, including VAT, in legal fees to Goldfarb, Levy, Eran, Meiri, Tzafrir & Co., previous legal advisors of InspireMD Ltd.  The dispute regarding such fees has been pending since June 2010.

SCHEDULE 3.1(jj)

STOCK OPTION PLANS

See Schedule 3.1(g).

SCHEDULE 4.6

USE OF PROCEEDS

The Company plans to use the net proceeds from the Offering for pursuing its current research and development programs, clinical trials, regulatory approvals, sales and marketing of its products, manufacturing capabilities, working capital and other general corporate purposes.

Specifically, the Company shall set aside, reserve and use a portion of the net proceeds from the Offering solely for purposes of funding and completing the Harvard Trials and obtain the FDA Approvals.  The amount of the net proceeds set aside, reserved and specifically allocated to this use is based on the net proceeds raised and is determined as set forth in the following table:

Total Amount Raised in Offering	Net Proceeds Used for Harvard Trials and FDA Approvals
$9,000,000 or less	$3,400,000
$9,000,000 – $10,000,000	$4,000,000
$10,000,000 – $11,000,000	$4,600,000
$11,000,000 – $12,000,000	$5,200,000
$12,000,000 – $13,000,000	$5,800,000
$13,000,000 – $14,000,000	$6,400,000
$14,000,000 – $15,000,000	$6,800,000
$15,000,000	$7,500,000

SCHEDULE 4.10

SUBSEQUENT EQUITY SALES AND ISSUANCES

See Schedule 3.1(g).